ARTHUR
                                    ANDERSEN
                               LUBOSHITZ KASIERER

                      AUDITORS' REPORT TO THE SHAREHOLDERS

                                       OF

                     SOREQ DEVELOPMENT COMPANY (S.D.C.) LTD.

We have audited the accompanying balance sheets of Soreq Development Company (S.D.C.) Ltd. (the Company) and the consolidated balance sheets of the Company and subsidiaries as of December 31, 1998 and 1997, and the related statements of income, changes in shareholders' equity and cash flows of the Company for each of the three years in the period ended December 31, 1998 and the related consolidated statements of income and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

Data relating to accrued losses in respect of a subsidiary in the amount of NIS
2.9 million and NIS 1.4 million at December 31, 1998 and 1997, respectively, and the Company's equity in the losses of the subsidiary for the years then ended in the amount of NIS 1.4 million and NIS 2.9 million, respectively, are based on financial statements audited by other auditors whose reports were furnished to us, and our opinion, insofar as it relates to the amounts included for that subsidiary, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements referred to above have been prepared on the basis of historical cost, restated for changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel. Condensed financial data of the Company in nominal Israeli currency, on the basis of which the restated financial statements of the Company were prepared, is presented in Note 14.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position - of the Company and on a consolidated basis - as of December 31, 1998 and 1997, and the results of operations, changes in shareholders' equity and cash flows of the Company for each of the three years in the period ended December 31, 1998, and the results of operations and cash flows on a consolidated basis for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Pursuant to Section 211 of the Companies Ordinance (New Version), 1983, we state that we received all of the information and explanations which we requested and that our opinion on the financial statements is given based on the best information and explanations which we received and as reflected in the books of the Company.

Without qualifying our opinion, we draw attention to Note 1C to the financial statements according to which should the Company not succeed in obtaining sources of financing for the continuation of its operations, substantial doubt could arise regarding the Company's ability to continue as a going concern. The financial statements do not include any adjustment relating to the carrying value and classification of assets and liabilities that might result should the Company be unable to continue as a going concern.

Regarding reconciliation to generally accepted accounting principles in the United States, see Note 15 to the financial statements.

                                             /s/ Luboshitz Kasierer

                                             Certified Public Accountants (Isr.)
Tel-Aviv, June 1, 1999, based
on audit completed on
March 14, 1999